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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Mentor Graphics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Wednesday, May 14, 2003. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

        YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is important to establish a quorum and your vote is important.

        The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your continued interest in Mentor Graphics Corporation.

Sincerely,

Walden C. Rhines Chairman of the Board and Chief Executive Officer

MENTOR GRAPHICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 14, 2003

To the Shareholders of Mentor Graphics Corporation:

        The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Wednesday, May 14, 2003 at 5:00 p.m., Pacific Time, at the Company's offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777, for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To amend the Company's 1989 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan.

  3.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        The above items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on March 6, 2003 are entitled to notice of and to vote at the Annual Meeting.

Sincerely,

Dean Freed Vice President, General Counsel and Secretary
Wilsonville, Oregon April 10, 2003

        THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mailed to Shareholders on
or about April 10, 2003

MENTOR GRAPHICS CORPORATION
8005 S.W. Boeckman Road
Wilsonville, Oregon 97070-7777

PROXY STATEMENT

        Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Wednesday, May 14, 2003 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

        Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $7,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

        The mailing address of the Company's principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

        Upon written request to the Corporate Secretary, the Company will provide without charge a copy of the Company's Annual Report/Form 10-K to any person whose proxy is solicited by this Proxy Statement.

Procedural Matters

        Shareholders of record at the close of business on March 6, 2003 are entitled to notice of and to vote at the meeting. At the record date, 67,371,588 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

        Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

ELECTION OF DIRECTORS
(Proposal No. 1)

         The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Under Oregon law, if a quorum is present at the meeting, the seven nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the seven nominees named below, who are all currently directors of the Company. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the present Board of Directors to fill the vacancy.

        The nominees for director are listed below together with certain information about each of them.

			Shares of Common Stock Beneficially Owned as of March 6, 2003
Name, Principal Occupation and Directorships	Age	Director Since	Number of Shares	Percent of Total
Walden C. Rhines	56	1993	1,872,177(1)	2.7

Chairman of the Board and Chief Executive Officer of the Company since 2000; President and Chief Executive Officer of the Company from 1993 to 2000; director of Triquint Semiconductor, Inc. and Cirrus Logic, Inc. (both are manufacturers of semiconductors).
Sir Peter Bonfield	58	2002	6,000(2)	*

International Business Advisor since 2002. Chairman of the Executive Committee and Chief Executive Officer of British Telecommunications PLC (a provider of telecom services) from 1996 to 2002; director of Taiwan Semiconductor Manufacturing Company Ltd. (a manufacturer of semiconductors), Telefonaktiebolaget LM Ericsson (a telecommunications equipment manufacturer), AstraZeneca Group PLC (a pharmaceutical company) and Vice-President, British Quality Foundation.
Marsha B. Congdon	56	1991	63,653(3)	*
Private investor since 1997; Vice President, Policy and Strategy, of US West Inc. (a provider of communications services) from 1995 to 1997.
James R. Fiebiger	61	1994	91,043(4)	*

Chairman of the Board and Chief Executive Officer of Lovoltech Inc. (a semiconductor company) since 1999; Vice Chairman and Managing Director of Technology Licensing of Gatefield Corporation (a semiconductor company) from 1998 to 2000; President and Chief Executive Officer of Gatefield Corporation from 1996 to 1998; director of Qlogic Corporation (a developer of semiconductor and board-level products) and Actel Corporation (a developer of field programmable gate arrays).

Gregory K. Hinckley	56	2000	773,188(5)	1.1

President of the Company since 2000; Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company from 1997 to 2000; Senior Vice President and Vice President of VLSI Technology, Inc. (a semiconductor company) from 1992 to 1997; director of Amkor Technology (a provider of semiconductor packaging and test services).
Kevin C. McDonough	53	1999	24,316(6)	*

President of Kammstone LLC, formerly known as McDonough Associates (a consulting firm providing services to the electronics industry) since 2002; President and Chief Executive Officer of ChipData, Inc. (an internet service company) from 1999 to 2002; Vice President and General Manager at National Semiconductor Corporation (a manufacturer of electronic components) from 1997 to 1999; Senior Vice President of Engineering of Cyrix Corporation (a manufacturer of microprocessors) from 1989 to 1997.
Fontaine K. Richardson	61	1983	60,600(7)	*

Private investor since 2000; General Partner of Eastech III and Vice President of Eastech Management Company (affiliated private venture capital firms) from 1983 to 2000; director of ePresence, Inc. (an Internet services provider) and Network Engines, Inc. (a provider of computer hardware and integration services).

*Less than 1%

(1)
Includes 1,747,694 shares subject to options exercisable within 60 days of March 6, 2003.

(2)
Includes 6,000 shares subject to options exercisable within 60 days of March 6, 2003.

(3)
Includes 60,400 shares subject to options exercisable within 60 days of March 6, 2003.

(4)
Includes 76,318 shares subject to options exercisable within 60 days of March 6, 2003.

(5)
Includes 701,382 shares subject to options exercisable within 60 days of March 6, 2003.

(6)
Includes 22,416 shares subject to options exercisable within 60 days of March 6, 2003.

(7)
Includes 50,600 shares subject to options exercisable within 60 days of March 6, 2003.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

        The Board of Directors of Mentor Graphics met six times during 2002. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

        The Audit Committee of the Board of Directors, which consists of Directors Congdon, Fiebiger, McDonough and Richardson, met four times during 2002. This committee meets from time to time with management and the Company's independent auditors to consider financial and accounting matters. The Compensation Committee of the Board of Directors, which consists of Directors Bonfield, Congdon, Fiebiger and Richardson, met four times during the year. This committee recommends compensation and fringe benefits for existing and future employees and administers the Company's stock option and purchase plans. The Nominating Committee, which consists of Directors Bonfield, Congdon, Fiebiger, McDonough and Richardson, met once during 2002. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers shareholder nominations made in writing to the Corporate Secretary.

        No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 2002.

Compensation of Directors

        Directors who are not employees of the Company are paid an annual fee of $25,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings. Beginning in 2003, members of the Audit Committee are paid an additional $5,000 per year.

  1987 Non-Employee Directors' Stock Option Plan

        The 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted in 1987 and most recently amended in 2001 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock has been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of shareholders, each Non-Employee Director elected is automatically granted an option to purchase 12,000 shares of Common Stock. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 2002 Annual Meeting Directors Congdon, Fiebiger, McDonough and Richardson were automatically granted an option for 12,000 shares each at an exercise price of $17.27. Director Bonfield received an option grant of 2,893 shares at an exercise price of $17.27, reflecting the fact that he had been a director for only part of the year preceding the Annual Meeting. If re-elected, Directors Bonfield, Congdon, Fiebiger, McDonough and Richardson will each be automatically granted an option for 12,000 shares. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The 1987 Plan is administered by the Compensation Committee.

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table shows beneficial ownership of the Company's Common Stock as of March 6, 2003 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of March 6, 2003 as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, FL 34108	9,039,986	(2)	13.6
FMR Corp. 82 Devonshire Street Boston, MA 02109	4,705,840	(2)	7.1
Mazama Capital Management, Inc. One S.W. Columbia, Suite 1500 Portland, OR 97258	3,903,175	(2)	5.9
Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	3,727,050	(2)	5.6
Name of Executive Officer	Amount and Nature of Beneficial Ownership		Percent
Walden C. Rhines	1,872,177	(3)	2.7
Gregory K. Hinckley	773,188	(4)	1.1
Walter H. Potts	110,422	(5)	*
L. Don Maulsby	84,201	(6)	*
Jue-Hsien Chern	107,839	(7)	*
Anne M. Sanquini	24,006	(8)	*
All directors and executive officers as a group (16 persons)	3,704,918	(9)	5.2

*Less than 1%

(1)
Except as otherwise noted, the persons listed in the table have sole voting and dispositive power with respect to the common stock owned by them.

(2)
Information provided as of December 31, 2002 in a Schedule 13G filed by the shareholder.

(3)
Includes 1,747,694 shares subject to options exercisable within 60 days of March 6, 2003.

(4)
Includes 701,382 shares subject to options exercisable within 60 days of March 6, 2003.

(5)
Includes 88,750 shares subject to options exercisable within 60 days of March 6, 2003.

(6)
Includes 60,234 shares subject to options exercisable within 60 days of March 6, 2003.

(7)
Includes 98,447 shares subject to options exercisable within 60 days of March 6, 2003.

(8)
Ms. Sanquini's employment with the Company ended on October 31, 2002.

(9)
Includes 3,337,559 shares subject to options exercisable within 60 days of March 6, 2003.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 2002 and one other highly compensated executive officer who ceased employment prior to December 31, 2002 (Named Executive Officers).

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)	All Other Compensation($)(1)
Walden C. Rhines Chairman of the Board and Chief Executive Officer	2002 2001 2000	550,000 539,900 504,700	0 158,500 1,734,800	140,000 160,000 260,000	5,500 5,100 5,100
Gregory K. Hinckley President	2002 2001 2000	425,000 414,900 381,100	0 112,900 1,141,100	120,000 134,000 202,500	5,500 5,100 5,100
Walter H. Potts Vice President and General Manager, Systems Design Division	2002 2001 2000	315,090 303,817 265,000	114,068 0 139,139	30,000 25,000 60,000	5,500 5,100 5,100
L. Don Maulsby Senior Vice President, World Trade	2002 2001 2000	275,080 271,300 252,500	0 62,000 559,300	45,000 35,625 35,000	6,000 5,100 5,100
Jue-Hsien Chern Vice President and General Manager, Deep Submicron Division	2002 2001 2000	245,080 238,800 210,100	62,495 74,100 165,400	30,000 41,875 125,000	5,500 5,100 3,621
Anne M. Sanquini(2) Vice President and General Manager, HDL Design Division	2002 2001 2000	268,466 280,087 247,839	0 0 194,600	40,000 41,875 31,250	5,500 5,100 5,100

(1)
Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

(2)
Ms. Sanquini ceased employment with the Company on October 31, 2002.

Option Grants in Last Fiscal Year

        The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	# of Securities Underlying Options Granted(2)		% of Total Options Granted to Employees in Fiscal Year
		Vesting Reference Date		Exercise or Base Price ($/Share)	Expiration Date
Name						5%($)	10%($)
Walden C. Rhines	140,000	9/25/02	3.15	5.66	9/25/12	498,336	1,262,882
Gregory K. Hinckley	120,000	9/25/02	2.70	5.66	9/25/12	427,145	1,082,470
Walter H. Potts	30,000	9/25/02	.67	5.66	9/25/12	106,786	270,617
L. Don Maulsby	45,000	9/25/02	1.01	5.66	9/25/12	160,179	405,926
Jue-Hsien Chern	30,000	9/25/02	.67	5.66	9/25/12	106,786	270,617
Anne M. Sanquini	40,000	9/25/02	.90	5.66	9/25/12	142,382	360,823

(1)
The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(2)
Each option is fully exercisable four years after the Vesting Reference Date with 25% becoming exercisable on the first anniversary of that date and 1/48th of the shares becoming exercisable at the end of each one-month period after the Vesting Reference Date. All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation. All options are transferable by gift to certain family members or related entities.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 2002.

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Walden C. Rhines	0	0	1,672,694	432,500	0	292,600
Gregory K. Hinckley	0	0	653,340	340,854	0	250,800
Walter H. Potts	0	0	58,750	98,751	0	62,700
L. Don Maulsby	33,007	569,533	54,348	111,277	0	94,050
Jue-Hsien Chern	0	0	67,874	121,120	0	62,700
Anne M. Sanquini	50,364	518,807	0	0	0	0

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,047,920	$12.27	4,576,139
Equity compensation plans not approved by security holders(2)(3)	11,894,714	$13.46	2,890,684
Total	16,942,634	$13.07	7,466,823

(1)
Includes options outstanding and shares available for future issuance under the Company's 1982 Stock Option Plan, Nonqualified Stock Option Plan and 1987 Non-Employee Directors' Stock Option Plan, as well as shares currently available for future issuance under the Company's 1989 Employee Stock Purchase Plan.

(2)
Includes options for 11,894,714 shares outstanding, and 2,798,352 shares available for future issuance, under the Company's 1986 Stock Plan. Also includes 92,332 shares available for future issuance under the Company's Foreign Subsidiary Employee Stock Purchase Plan. The 1986 Stock Plan provides for the issuance of Common Stock to officers, employees and consultants of the Company either by sale, as bonuses or pursuant to nonqualified stock options at prices and on terms determined by the Compensation Committee. The Company generally grants options under the 1986 Stock Plan only to persons who are not executive officers of the Company and only at exercise prices not less than the current market price at the time of grant. The Foreign Subsidiary Employee Stock Purchase Plan provides for the offering and sale of Common Stock to employees of non-U.S. subsidiaries of the Company on terms substantially identical to the terms offered to U.S. employees under the shareholder-approved 1989 Employee Stock Purchase Plan.

(3)
In connection with the acquisitions in 2002 of IKOS Systems, Inc. and Innoveda, Inc., the Company assumed employee stock options. Of those assumed options, options for a total of 1,256,366 shares with an average exercise price of $12.60 per share remained outstanding at December 31, 2002. These assumed options are not included in the above table.

Executive Severance Agreements

        The Board of Directors has approved the Company's entry into severance agreements with certain employees of the Company, including certain current officers. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within, in some cases, one year, and in other cases two years, following a change of control of the Company, of an amount equal to either 1.5 or two times the sum of the employee's annual salary and target bonus, and also provide for accelerated vesting of all options and either eighteen-month or two-year continuation of various employee benefits including life, disability and health insurance benefits and relocation and outplacement benefits. Payments to the employee are capped as necessary to prevent any portion of the payments from being subject to the excise tax on "parachute payments" but only if the effect would be to increase the employee's after-tax net benefit.

REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

        The philosophy of the Company's executive compensation plan is to:

  (a)
  attract highly talented executives;

  (b)
  motivate executives to high levels of performance;

  (c)
  retain needed executive resources; and

  (d)
  recognize the differing impact that various executives have on the achievement of corporate goals.

        To achieve these objectives, the Company pays executive officers on a total compensation approach that includes base salary, "at risk" compensation that is dependent on corporate performance, and stock options. The Compensation Committee of the Board of Directors, which is entirely comprised of non-employee directors, reviews and approves the compensation to be paid to executive officers.

        Compensation of executive officers consists of the following components:

        Base Salary:    Salaries for executive officers are reviewed on an annual basis. In reviewing executive salaries, data from multiple third party high-technology industry surveys are considered. In using third party surveys, the Company compares itself to other high-technology companies with annual revenues of approximately $500 million, and generally establishes salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the computer software and services businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of approximately $500 million, while it may not include companies in the Media General index with revenues above or below $500 million. The Company believes that the salary survey group is an appropriate peer group for compensation purposes.

        Variable Compensation:    The Compensation Committee annually establishes variable incentive plans to provide for the payment of a portion of compensation to executive officers and other employees based on business performance. Executive officers with business unit profit and loss responsibility participate in business unit variable incentive plans and receive variable pay based on order growth of their business units. Under the Executive Variable Incentive Plan, which is a compensation plan for executive officers who do not have business unit profit and loss responsibility, each year the Compensation Committee approves a target variable compensation amount for each participating executive officer to be paid based on achievement of the target operating income from the annual business plan approved by the Board of Directors (Annual Plan). For this purpose, the Company's reported operating income may be adjusted by the Compensation Committee to exclude unusual items such as acquisition-related revenue and expenses, one-time charges and reversals. The potential variable compensation increases or decreases based on the achievement of higher or lower operating income. For 2002, target variable compensation for participating executive officers ranged from 30% to 85% of base salary, with 100% of the target payable upon attainment of the target operating income from the Annual Plan and no variable compensation payable unless 85% of the target operating income from the Annual Plan was achieved. In 2002 the Company's operating income, after adjustments approved by the Compensation Committee, was below the minimum of 85%, so no variable compensation was paid out to participating executive officers under the Executive Variable Incentive Plan.

        Stock Options:    The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees including executive officers. All executive officers received stock option grants as part of the 2002 annual option grant program for key employees. The 2002 annual option program for all employees involved a total pool of approximately 2,600,000 shares. During 2002, individual award levels were determined primarily by a matrix that allocated the available shares based on position within the Company, with some discretionary adjustments based on subjective performance factors. Third party survey data was considered in establishing the upper levels of the matrix with the Company seeking to grant options in the middle range of comparable companies.

        Deductibility of Compensation:    Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. In the past, the levels of salary and bonus paid by the Company generally have not exceeded this limit. Upon the exercise of nonqualified stock options the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an executive officer in any year to cause the officer's total compensation to exceed $1,000,000. Certain options granted by the Company to executive officers in 2002 were Incentive Stock Options. The Company receives no tax deduction for the option spread compensation on exercise of Incentive Stock Options unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

        Compensation of Chief Executive Officer:    Dr. Rhines' base salary of $550,000 was not increased in 2002. This salary level is in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Dr. Rhines did not receive an Executive Variable Incentive Plan bonus for 2002. Dr. Rhines was granted options to purchase 140,000 shares of Company stock in September 2002, which was in the middle range of CEO option grants for comparable companies.

COMPENSATION COMMITTEE

Fontaine K. Richardson
Sir Peter Bonfield
Marsha B. Congdon
James B. Fiebiger

PERFORMANCE GRAPH

        Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Five Year Cumulative Total Return
Among Mentor Graphics Corporation, S&P 500 Index
and Media General Computer Software and Services Group Index(1)

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED

Measurement Period (Fiscal Year Covered)	Mentor Graphics	S&P 500 Index	Media General Index
Measurement Point:
12/31/97	$100.00	$100.00	$100.00
Fiscal Year Ending:
12/31/98	$87.74	$128.58	$149.24
12/31/99	$136.13	$155.64	$256.12
12/31/00	$283.23	$141.46	$153.88
12/31/01	$243.30	$124.65	$136.33
12/31/02	$81.14	$97.10	$92.85

(1)
This is an industry group index published by Media General Financial Services.

APPROVAL OF AMENDMENTS TO 1989 PLAN
(Proposal No. 2)

        Mentor Graphics' 1989 Employee Stock Purchase Plan (1989 Plan) was adopted by the Board of Directors and shareholders in 1989 and amended by the Board of Directors and shareholders in 2000. The 1989 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company to acquire Common Stock through regular payroll deductions of up to 10% of an employee's salary. An aggregate of 10,400,000 shares of Common Stock has been reserved for issuance under the 1989 Plan. As of March 6, 2003, only 2,028,707 shares of Common Stock were available for purchase under the 1989 Plan.

        The Board of Directors believes that the 1989 Plan has promoted the interests of the Company and its shareholders by encouraging employees to become shareholders and therefore promote the Company's growth and success. The Board also believes that the 1989 Plan is an important factor in the Company's continuing ability to offer a competitive benefit package to existing and prospective employees of the Company. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees with benefits under the 1989 Plan and that additional shares must be reserved for use under the 1989 Plan. Accordingly, in February 2003, the Board of Directors approved, subject to shareholder approval, an amendment to reserve an additional 3,000,000 shares of Common Stock for issuance under the 1989 Plan. A copy of the 1989 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

Description of the 1989 Plan

        The essential features of the 1989 Plan are outlined below.

  Eligibility

        Except as described below, all regular employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the 1989 Plan. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the 1989 Plan. Approximately 2,100 employees are eligible to participate in the 1989 Plan.

  Option Grant and Purchase of Shares

        The 1989 Plan generally provides for overlapping two-year offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year. The first day of each Offering is the "Offering Date" for that Offering. Each Offering is divided into four six-month purchase periods (Purchase Periods). The last day of each Purchase Period during an Offering is a "Purchase Date" for that Offering. In September 2002, the Board of Directors authorized a special Purchase Date on September 30, 2002 and a special 27-month Offering commencing on October 1, 2002 with Purchase Dates in the special Offering occurring on January 1, 2003 and every six months thereafter.

        Each eligible employee is granted an option on each Offering Date. Options may not permit the purchase of more than 1,600 shares per employee per Purchase Date and no option may permit an employee's right to purchase shares under the 1989 Plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year the option is outstanding. Each eligible employee may elect to participate in the 1989 Plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the 1989 Plan only through payroll deductions of not more than 10% of an employee's compensation. On each Purchase Date the amounts withheld are applied to purchase shares for the employee from the Company at a purchase price equal to the lesser of 85 percent of the fair market value of the Common Stock on the Offering Date or on the Purchase Date. If the fair market value of the Common Stock on any Purchase Date of an Offering is less than it was on the Offering

Date for such Offering, then after the purchase every participant in that Offering shall automatically be withdrawn from such Offering and re-enrolled in the new Offering commencing on such Purchase Date.

        An employee may terminate participation in the 1989 Plan by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. An employee may not reinstate participation in the 1989 Plan with respect to a particular Offering, but may participate in subsequent Offerings. The rights of employees under the 1989 Plan are not transferable.

  Administration

        The 1989 Plan is administered by the Compensation Committee. The Compensation Committee may promulgate rules and regulations for the operation of the 1989 Plan, adopt forms for use in connection with the 1989 Plan, decide any question of interpretation of the 1989 Plan or rights arising thereunder and generally supervise the administration of the 1989 Plan. The Company will pay all expenses of the 1989 Plan.

  Custodian

        Independent custodians (each a "Custodian") maintain the records and employees' cash accounts under the 1989 Plan. Shares purchased by employees under the 1989 Plan are delivered to and held by the Custodians on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold at the market price at the time the order is executed. Also by appropriate instructions the employee may transfer all or part of the shares held by a Custodian for the employee's account to the employee or to a regular individual brokerage account in the employee's own name.

  Amendments

        The Board of Directors may amend the 1989 Plan, except that without the approval of the shareholders of the Company, the plan may not be amended to increase the number of shares reserved for the 1989 Plan or decrease the purchase price of shares offered under the 1989 Plan. The Board of Directors may terminate the 1989 Plan at any time, except that termination will not affect outstanding options.

  Tax Consequences

        The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Offering Date and more than one year after the Purchase Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) the excess of the fair market value of the shares on the Offering Date over the option price (determined as if the option had been exercised on the Offering Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

        If an employee disposes of shares purchased under the 1989 Plan within two years after the Offering Date or within one year after the Purchase Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within either of such periods, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Purchases Under the 1989 Plan

        The following table indicates shares purchased under the 1989 Plan during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	Shares Purchased in 2002
Name	Dollar Value(1)	Number of Shares
Walden C. Rhines	12,417	1,429
Gregory K. Hinckley	0	0
Walter H. Potts	529	676
L. Don Maulsby	9,110	1,429
Jue-Hsien Chern	0	0
Anne M. Sanquini(2)	9,438	1,429
All Executive Officers (11 persons)	46,845	8,575
All Employees, excluding Executive Officers	3,120,061	980,117

(1)
"Dollar Value" equals the difference between the price paid for shares purchased under the 1989 Plan and the fair market value of the shares on the Exercise Date.

(2)
Ms. Sanquini ceased employment with the Company on October 31, 2002.

Vote Required

        Adoption of Proposal No. 2 will require that the votes cast in favor of Proposal No. 2 at the Annual Meeting exceed the votes cast against Proposal No. 2. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal No. 2. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

        THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

REPORT OF THE BOARD OF DIRECTORS' AUDIT COMMITTEE

        The Audit Committee of the Board of Directors provides assistance and reports to the Board as a function of the Board's oversight of the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. The Audit Committee is comprised of four directors, all of whom meet the independence requirements under current Nasdaq Stock Market corporate governance standards. The Audit Committee's activities are governed by a written charter adopted by the Board.

        In discharging its responsibilities, the Audit Committee met with management and the Company's independent auditors, KPMG LLP, to review the Company's audited financial statements. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61. The Audit Committee received a formal written statement from the independent auditors relating to independence consistent with Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact the auditors' objectivity and independence.

        Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

AUDIT COMMITTEE

Marsha B. Congdon, Chair
James R. Fiebiger
Kevin C. McDonough
Fontaine K. Richardson

INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP as the Company's independent auditors for 2003. KPMG LLP examined the financial statements of the Company and its subsidiaries for all years since the inception of the Company in 1981. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        On April 29, 2002, the Company dismissed Arthur Andersen LLP as its principal accountants and engaged KPMG LLP as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company's Board of Directors. The audit reports of Arthur Andersen LLP on the Company's consolidated financial statements as of and for the year ended December 31, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim period through April 29, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Before engaging KPMG LLP as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

        On June 22, 2001, the Company dismissed KPMG LLP as its principal accountants and engaged Arthur Andersen LLP as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company's Board of Directors. The audit reports of KPMG LLP on the Company's consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through June 22, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Before engaging Arthur Andersen LLP as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

        The aggregate fees billed by KPMG LLP for the audit of the Company's 2002 annual financial statements and for other professional services rendered in 2002 were:

Audit Fees(1)	$856,732
Audit-Related Fees(2)	$106,706
Tax Fees(3)	$240,436
All Other Fees	$0

(1)
Includes the aggregate dollar amount for fees billed or expected to be billed for services performed in 2002 and 2003 in connection with the reviews of the Company's financial statements as of and for the periods ended June 30, 2002 and September 30, 2002, the audit of the Company's financial statements as of and for the year ended December 31, 2002, including review of related 10-Q's and 10-K's, attendance at audit committee meetings at which matters related to the reviews or audit were discussed, consultation on matters that arose during or as a result of a review or audit, preparation of "management letters," and time incurred in connection with the audit of the income tax accrual. Also includes fees for statutory audit services, comfort letters and consents to SEC filings.

(2)
Includes the aggregate dollar amount for fees billed for audit-related services performed in 2002, including employee benefit plan audits, due diligence related to mergers and acquisitions, and consultations regarding financial accounting and reporting.

(3)
Includes the aggregate dollar amount for fees billed for tax services performed in 2002, including preparation and review of income tax returns and assistance with audits by taxing jurisdictions, preparation of an IRS private letter ruling request, assistance with accounting and tax issues related to acquisitions of intangibles and tax consulting meetings and communications.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services for which fees were billed as covered in the above table is compatible with maintaining the independence of KPMG LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in 2002, except Walter H. Potts filed one report with respect to one transaction one day late.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

SHAREHOLDER PROPOSALS

        The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2004 Annual Meeting of Shareholders, the shareholder's notice must be received at the Company's principal executive office no later than February 14, 2004. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company's proxy statement for the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive office no later than December 12, 2003.

By Order of the Board of Directors

Dean Freed Vice President, General Counsel and Secretary
April 10, 2003

EXHIBIT A

MENTOR GRAPHICS CORPORATION
1989 EMPLOYEE STOCK PURCHASE PLAN*

        1.    Purpose of the Plan.    Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Company's 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company's shares and a method by which the Company may assist and encourage employees to become shareholders. In May 2002, the Company adopted its Foreign Subsidiary Employee Stock Purchase Plan (Foreign Sub Plan) pursuant to which employees of selected foreign subsidiaries are provided a similar opportunity to purchase common stock as an alternative to the Plan.

        2.    Shares Reserved for the Plan.    There are 13,400,000 [10,400,000] shares of the Company's authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

*Bold matter is new; matter in [brackets and italics] is proposed to be deleted.

        3.    Administration of the Plan.    The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

        4.    Eligible Employees.    Except as provided below, all regular employees of the Company and all regular employees of each of the Company's subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of the Company or any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

        5.    Offerings.

          (a)    Offerings and Purchase Periods.    The Plan shall be implemented by a series of overlapping two-year offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year beginning with January 1, 2001. Accordingly, up to four separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the "Offering Date" for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Offering. The last day of each Purchase Period is a "Purchase Date" for the applicable Offering.

          (b)    Grants; Limitations.    On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Dates for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 1,600 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an Optionee's right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section 423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

          (c)    Special 2002 Purchase Date and Offering Date.    September 30, 2002 shall be a Purchase Date under the Plan resulting in short Purchase Periods running from July 1, 2002 to September 30, 2002 and from September 30, 2002 to January 1, 2003 for each Offering in process at that time. October 1, 2002 shall be an Offering Date under the Plan, and the Offering commencing on that date (Special Offering) shall continue for 27 months and end on January 1, 2005. The first Purchase Date in the Special Offering shall be on January 1, 2003 and subsequent Purchase Dates in the Special Offering shall occur every six months thereafter on July 1, 2003, January 1, 2004, July 1, 2004 and January 1, 2005. Paragraph 9 of the Plan shall not apply to the Purchase Date occurring on September 30, 2002; instead, if the fair market value of a share of Common Stock on the Offering Date of the Special Offering is less than the fair market value of a share of Common Stock was on the Offering Date of any prior Offering in process at that time, then every participant in each such prior Offering shall automatically be withdrawn from such prior Offering and be enrolled in the Special Offering. Notwithstanding language to the contrary in paragraph 6 of the Plan, Optionees may submit their subscription and payroll deduction authorizations to commence participation in the Special Offering, or may amend payroll deduction authorizations effective for the first paycheck during the Special Offering, at any time on or before October 2, 2002. This paragraph 5(c) was added to the Plan by an amendment adopted by the Board of Directors on September 11, 2002 and shall expire and cease to be a part of the Plan once the Special Offering has expired.

        6.    Participation in the Plan.

          (a)    Initiating Participation.    Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee's regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee's base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings, for each payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. If an employee who is participating in the Foreign Sub Plan ceases to be eligible to participate in the Foreign Sub Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant's employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the Foreign Sub Plan, the participant's subscription and payroll deduction authorization submitted under the Foreign Sub Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee's status.

          (b)    Amending Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee's then effective payroll deduction authorization.

          (c)    Terminating Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee's employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee's participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee's pay and not yet used to purchase shares under the Plan.

        7.    Purchase of Shares.    All amounts withheld from the pay of an Optionee shall be credited to the Optionee's account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee's account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee's account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

        8.    Option Price.    The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

        9.    Automatic Withdrawal and Re-enrollment.    If the fair market value of a share of Common Stock on any Purchase Date of an Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Offering, then every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Offering commencing on such Purchase Date.

        10.    Delivery and Custody of Shares.    Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee's account at the market price at the time the order is executed, (b) obtain transfer into the

Optionee's own name of all or part of the shares held by the Custodian for the Optionee's account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee's account by the Custodian to a regular individual brokerage account in the Optionee's own name, either with the firm then acting as Custodian or with another firm.

        11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee's account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

        12.    Expenses of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

        13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee's lifetime only by the Optionee.

        14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

        15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee's account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee's account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

        16.    Tax Withholding.    Each Optionee who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

        17.    Responsibility.    Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

        18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

        19.    Amendment of the Plan.    The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

        20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

        21.    Effective Date of the Plan Amendments.    The Plan amendments approved by the Board of Directors in August 2000 shall not become effective until approved by the shareholders of the Company. Following such approval, the Plan amendments shall become effective on January 1, 2001.

MENTOR GRAPHICS CORPORATION

Annual Meeting, May 14, 2003

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned's behalf all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Mentor Graphics Corporation on May 14, 2003 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.	Election of directors:		☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
(Note: To withhold authority to vote for any individual, strike through the nominee's name below.)
Peter L. Bonfield, Marsha B. Congdon, James R. Fiebiger, Gregory K. Hinckley, Kevin C. McDonough, Walden C. Rhines and Fontaine K. Richardson
2.	Proposal to amend the Company's 1989 Employee Stock Purchase Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF EACH OF THE ABOVE MEASURES.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSAL NO. 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Date:	, 2003	Shares:

Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.
YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU WILL DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE MAY 14, 2003.

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MENTOR GRAPHICS CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 14, 2003
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal No. 1)
INFORMATION REGARDING THE BOARD OF DIRECTORS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION
REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE
PERFORMANCE GRAPH
APPROVAL OF AMENDMENTS TO 1989 PLAN (Proposal No. 2)
REPORT OF THE BOARD OF DIRECTORS' AUDIT COMMITTEE
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DISCRETIONARY AUTHORITY
SHAREHOLDER PROPOSALS
MENTOR GRAPHICS CORPORATION 1989 EMPLOYEE STOCK PURCHASE PLAN